UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 10, 2015

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 10, 2015, SurModics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the United States Securities and Exchange Commission disclosing the Company’s results of operations for the quarter ended September 30, 2015. This Amendment No. 1 on Form 8-K/A is being filed to update the financial statements included with Exhibit 99.1 to Item 2.02 of the Original 8-K. The financial statements have been updated to reflect an other-than-temporary impairment charge of $1.5 million associated with one of the Company’s strategic investments, which charge was deemed necessary based on information that was first made available to the Company after the filing of the Original 8-K.

Item 2.02	Results of Operations And Financial Condition.

On November 10, 2015, SurModics, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the results for the quarter ended September 30, 2015. The Company subsequently updated the financial statements attached to the Press Release to reflect an other-than-temporary impairment charge of $1.5 million associated with one of the Company’s strategic investments and the updated financial statements are furnished as Exhibit 99.1 to this report.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Updated Financial Statements to Press Release dated November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: November 27, 2015	/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Updated Financial Statements to Press Release dated November 10, 2015.